UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 17, 2025
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
[Emerging growth company    ☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 17, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Lineage, Inc. (the “Company”) approved, and the Company entered into, amended and restated employment agreements (each, an “Amended Employment Agreement”) with each of Greg Lehmkuhl, our Chief Executive Officer, and Rob Crisci, our Chief Financial Officer, and the Committee adopted and approved an amended and restated Lineage, Inc. Executive Severance Plan (the “Amended Severance Plan”), in each case in order to reflect that awards under the Company’s annual bonus program for executive officers may include both cash awards and/or performance vesting equity-based awards. Prior to the effectiveness of the Amended Employment Agreements and the Amended Severance Plan, those arrangements contemplated that annual bonus awards to our executive officers would be made solely in cash.
Amended Employment Agreements
The material changes under the Amended Employment Agreements are as follows:
•The Amended Employment Agreements provide that the annual bonus opportunities of Messrs. Lehmkuhl and Crisci may be in the form of cash and/or performance vesting equity-based awards.
•The Amended Employment Agreements provide that, in the event of a qualifying termination of employment, any unpaid prior year bonus payable to the executive in connection with such termination will be paid in cash in an amount equal to the aggregate value of such bonus earned for the prior fiscal year, and the value of any portion of such bonus issued in the form of an equity-based award will be determined based on the closing price of our common stock on the termination date (or, if not a trading day, on the last trading day immediately prior to the termination date).
•The Amended Employment Agreement with Mr. Lehmkuhl provides that, in the event of a qualifying termination, the pro-rated annual bonus payable to Mr. Lehmkuhl for the year of such termination will be paid in cash in an amount equal to the aggregate value of the actual annual bonus that would have been earned by Mr. Lehmkuhl for such year, and the value of any portion of the annual bonus issued in the form of an equity-based award will be determined based on the closing price of our common stock on the last day of the applicable performance period (or, if not a trading day, on the last trading day immediately prior to the last day of the applicable performance period).
Amended Severance Plan
The Amended Severance Plan provides that any unpaid prior year bonus payable to a participant in connection with a qualifying termination of employment will be paid in cash in an amount equal to the aggregate value of such bonus earned for the prior fiscal year, and the value of any portion of such bonus issued in the form of an equity-based award will be determined based on the closing price of our common stock on the termination date (or, if not a trading day, on the last trading day immediately prior to the termination date).
Each of the foregoing summaries of the Amended Employment Agreements and the Amended Severance Plan is qualified in its entirety by reference to the complete text of the Amended Employment Agreements and the Amended Severance Plan, respectively, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement by and between Lineage, Inc., Lineage Logistics Services, LLC, Lineage Logistics Holdings, LLC and Greg Lehmkuhl
10.2	Second Amended and Restated Employment Agreement by and between Lineage, Inc., Lineage Logistics Services, LLC, Lineage Logistics Holdings, LLC and Rob Crisci
10.3	Amended and Restated Lineage, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

April 21, 2025	/s/ Natalie Matsler
Date	(Signature)
Natalie Matsler
Chief Legal Officer & Corporate Secretary